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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 7, 1995

                              APPAREL AMERICA, INC.
             (exact name of registrant as specified in its charter)


          Delaware                      0-4954                  13-2648900
     -------------------                ------                  ----------
(state or other jurisdiction   (Commission File Number) (IRS Employer I.D. No.)
    of incorporation)


                     1175 State Street, New Haven, CT  06511
                     ---------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code (203) 777-5531


                                       N/A
(former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On August 7, 1995, Registrant acquired from Milady Brassiere & Corset Co., Inc. ("Milady") the tradenames Roxanne, Harbour Casual and Coco Reef as well as certain inventory and associated purchase orders. The purchase price for the tradenames is to be determined based on a percentage of net sales of goods bearing the tradenames Roxanne and Harbour Casual over the next seven years as follows:

     (i)       During the twelve months immediately following the Closing, 5%;

     (ii)      During the thirteenth through twenty-fourth month following the
                    Closing, 4%;

     (iii)     During the twenty-fifth through sixtieth month following the
                    Closing, 3%;

     (iv)      During the sixty-first through eighty-fourth month following the
                    Closing, 2%.

     In addition, at the Closing (August 7, 1995) the Registrant paid an advance against these payments of $500,000. Further, the Registrant guaranteed a minimum payment of $1,200,000 (inclusive of the $500,000 advance) for the first three years and $500,000 for the last four years.

     In related developments, the Registrant (i) purchased approximately $500,000 of inventory bearing the purchased tradenames as well as assumed matching customer purchase orders against this inventory and (ii) entered into one year and two


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year employment agreements, respectively, with two of the principals of Milady.

     All funds used in the acquisition came from Registrant's internally generated capital.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     It is impracticable to provide the required financial statements at this time. These financial statements will be filed under cover of Form 8 as soon as practicable, but not later than 60 days after the date of this report on Form 8-K.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   APPAREL AMERICA, INC.
                                   ---------------------
                                       (Registrant)




Date: August 16, 1995              /s/ Frederick M. D'Amato
      ---------------              ----------------------------
                                   Frederick M. D'Amato, Vice
                                   President-Finance, both
                                   on behalf of the
                                   Registrant and as its
                                   Principal Financial Officer


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